Exhibit 3.1

BYLAWS

OF

FAO, Inc.,

a Delaware Corporation

Section 1

Offices

1.1                                 Principal Executive Office.  The principal executive office of the Corporation is hereby fixed and located at 2520 Renaissance Boulevard, King of Prussia, Pennsylvania.  The Board of Directors is hereby granted full power and authority to change said principal executive office from one location to another.  Any such change shall be noted on the bylaws by the secretary, opposite this section, or this section may be amended to state the new location.

1.2                                 Other Offices.  Other business offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

Section 2

Meetings of Stockholders

2.1                                 Place of Meetings.  All annual or other meetings of stockholders shall be held at the principal executive office of the Corporation, or at any other place within or without the State of Delaware which may be designated either by the Board of Directors or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the Secretary of the Corporation.

2.2                                 Annual Meetings.  The annual meetings of stockholders shall be held on such date as the Board of Directors shall determine.  At such meetings, directors shall be elected and any other business may be transacted which is within the powers of the stockholders.  Written notice of each annual meeting shall be given to each stockholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such stockholder at such stockholder’s address appearing on the books of the Corporation or given by such stockholder to the Corporation for the purpose of notice.  If any notice or report addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the stockholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the stockholder upon written demand of the stockholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other stockholders.  If a stockholder gives no address, notice shall be deemed to have been given such stockholder if sent by mail or other means of written communication addressed to the place where the principal executive office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said principal executive office is located.

All such notices shall be given to each stockholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting.  Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.  If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.  An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation, shall be prima facie evidence of the giving of the notice.

Such notices shall specify:

(a)           the place, the date, and the hour of such meeting;

(b)           those matters which the Board, at the time of the mailing of the notice, intends to present for action by the stockholders; and

(c)           such other matters, if any, as may be expressly required by statute.

Any previously scheduled and noticed meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

2.3                                 Special Meetings.  Special meetings of the stockholders, for the purpose of taking any action permitted by the stockholders under the General Corporation Law of the State of Delaware and the certificate of incorporation of this Corporation, may be called at any time by the Chairman of the Board or the President, or by the Board of Directors.  Upon request in writing that a special meeting of stockholders be called for any proper purpose, directed to the Chairman of the Board, President, Vice President or Secretary by any person (other than the Board) entitled to call a special meeting of stockholders, the officer forthwith shall cause notice to be given to stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request.  Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for the annual meetings of stockholders.  In addition to the matters required by items (a) and, if applicable, (c) of the preceding Section, notice of any special meeting shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

2.4                                 Quorum.  The presence in person or by proxy of the persons entitled to vote a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors at any meeting shall constitute a quorum for the transaction of business except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

2.5                                 Adjourned Meeting and Notice Thereof.  Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the chairman of the meeting or the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but, in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 2.4 above.

2.6                                 Voting.  Unless a record date for voting purposes be fixed as provided in Section 5.1 of these bylaws, then, subject to the General Corporation Law of the State of Delaware, only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of stockholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting.  Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot.  If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of the State of Delaware.  Except as otherwise set forth in the Certificate of Incorporation with respect to the right of any holder of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote.

2.7                                 Validation of Defectively Called or Noticed Meetings.  The transactions of any meeting of stockholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, or who, though present, has, at the beginning of the meeting, properly objected to the transaction of any business because the meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof.

2.8                                 No Stockholder Action by Written Consent.  Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be taken at an annual or special meeting of the stockholders and may not be taken by any consent in writing by such stockholders.

2.9                                 Proxies.  Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or such person’s duly authorized agent and filed with the Secretary of the Corporation.  Any proxy duly executed is not revoked and continues in full force and effect until (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the Corporation before the vote pursuant thereto is counted; provided that no such proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force.

2.10                           Inspectors of Election.  In advance of any meeting of stockholders, the Board of Directors shall appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof.  The number of inspectors shall be either one or three.  In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy shall be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the presiding person of the meeting.

The duties of such inspectors shall be as prescribed by Section 231 of the General Corporation Law of the State of Delaware and shall include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies and ballots; counting votes and ballots; hearing and determining all challenges and questions in any way arising in connection with determinations of the inspectors; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.  In the determination of the validity and effect of proxies, the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.  If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.  Any report or certificate made by the inspectors of election is prima facie evidence by the facts stated therein.

Section 3

Directors

3.1                                 Powers.  Subject to limitations of the certificate of incorporation and of the General Corporation Law of the State of Delaware as to action to be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by the bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors.  Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

First -         To select and remove all the officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the certificate of incorporation or the bylaws, fix their compensation and require from them security for faithful service.

Second -    To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, or with the certificate of incorporation or the bylaws, as they may deem best.

Third -       To change the principal executive office and principal office for the transaction of the business of the Corporation from one location to another as provided in Section 1.1 hereof; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Delaware, as provided in Section 1.2 hereof; to designate any place within or without the State of Delaware for the holding of any stockholders’ meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fourth -     To authorize the issue of shares of stock of the Corporation from time to time, upon such terms as may be lawful.

Fifth -         To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

Sixth -        By resolution adopted by a majority of the authorized number of directors, to designate and appoint an executive and other committees, each consisting of two or more directors, to serve at the pleasure of the Board, and to prescribe the manner in which proceedings of such committee shall be conducted.  Unless the Board of Directors shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by any two members thereof; otherwise, the provisions of these bylaws with respect to notice and conduct of meetings of the Board shall govern.  Any such committee, to the extent provided in a resolution of the Board, shall have all of the authority of the Board, except to the extent prohibited to be acted upon by a committee by Section 141(c)(1) of the General Corporation Law of the State of Delaware or by other law:

Seventh -  To the extent authorized by General Corporation Law of the State of Delaware Section 143, the Board of Directors, acting alone, shall have the authority to approve any loan or guaranty to an officer, whether or not a Director, and to approve an employee benefit plan authorizing such a loan or guaranty to an officer by a vote, sufficient without counting the vote of any interested Director or Directors, if the Board of Directors determines that such a loan or guaranty or employee benefit plan may reasonably be expected to benefit the Corporation.

3.2                                 Number and Qualification of Directors.  The authorized number of directors shall be not less than one (1) nor more than nine (9), the exact number of which shall be fixed by a bylaw duly adopted by the stockholders or the Board of Directors.

The number of directors of the Corporation shall be nine (9) until changed by a bylaw duly adopted by the stockholders or by the Board of Directors amending this Section 3.2.

3.3                                 Election and Term of Office.  The directors shall be elected at each annual meeting of stockholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose.  All directors shall hold office until their respective successors are elected, subject to the General Corporation Law of the State of Delaware and the provisions of these bylaws with respect to vacancies on the Board.

3.4                                 Vacancies.  A vacancy in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of court or convicted of a felony, if the authorized number of directors be increased, or if the stockholders fail, at any annual or special meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

Vacancies in the Board of Directors may be filled by a vote of the majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his or her successor is elected at an annual or a special meeting of the stockholders.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.  Any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote.

Directors chosen in accordance with this Section 3.4 shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified.

Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.  If the

Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to appoint or elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

3.5                                 Place of Meeting.  Regular meetings of the Board of Directors shall be held at any place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board.  In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation.  Special meetings of the Board may be held either at a place so designated or at the principal executive office.

3.6                                 Organization Meeting.  Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the Board of Directors, for the purpose of organization, election of officers, and the transaction of other business.  Call and notice of such meetings are hereby dispensed with.

3.7                                 Other Regular Meetings.  Other regular meetings of the Board of Directors shall be held without call as provided in a resolution adopted by the Board of Directors from time to time; provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is a full business day.  Notice of all such regular meetings of the Board of Directors is hereby dispensed with.

3.8                                 Special Meetings.  Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or by any two directors.

Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone, email, facsimile or by telegraph or mail, charges prepaid, addressed to him or her at his or her address as it is shown upon the records of the Corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the directors are regularly held.  In case such notice is mailed, it shall be deposited in the United States mail in the place in which the principal executive office of the Corporation is located at least two days prior to the time of holding the meeting.  In case such notice is delivered, personally or by telephone, email, facsimile or telegraph, as above provided, it shall be so delivered at least twenty-four hours (or, in the case of telephone or email, twelve hours) prior to the time of the holding of the meeting.  Such mailing, telegraphing, facsimile transmission or delivery, personally, by facsimile, email or by telephone, as above provided, shall be due, legal and personal notice to such director.

3.9                                 Action Without Meeting.  Any action by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of such directors.

3.10                           Action at a Meeting; Quorum and Required Vote.  Presence of a majority of the authorized number of directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business, except as hereinafter provided.  Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.  Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the certificate of incorporation, or by these bylaws.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

3.11                           Validation of Defectively Called or Noticed Meetings.  The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has, prior to the meeting or at its commencement, protested the lack of proper notice to him or her, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

3.12                           Adjournment.  A quorum of the directors may adjourn any directors’ meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the directors present at any directors’ meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board and no further notice thereof need be given other than announcement of the meeting so adjourned.

3.13                           Notice of Adjournment.  If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.  Otherwise notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

3.14                           Fees and Compensation.  Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

Section 4

Officers

4.1                                 Officers.  The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer.  The Corporation may also have, at the discretion of the Board of Directors, a Chief Executive Officer, a Chairman of the Board, one or more vice chairmen, one or more vice presidents, one or more assistant secretaries and such other officers as may be appointed in accordance with the provisions of Section 3 of these bylaws.  One person may hold two or more offices, except that no person shall hold the offices of President and Secretary.

4.2                                 Election.  The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 of these bylaws, shall be chosen annually by the Board of Directors, and each shall hold his/her office until he or she shall resign or shall be removed or otherwise disqualified to serve, or his or her successor shall be elected and qualified.

4.3                                 Subordinate Officers, Etc.  The Board of Directors and the President may appoint such other officers as the business of the Corporation may require, each of whom shall hold office, for such period, have such authority and perform such duties as are provided in the bylaws or as the Board of Directors may from time to time determine.

4.4                                 Removal and Resignation.  Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors (subject, in each case, to the rights, if any, of an officer under any contract of employment).

Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation, without prejudice, however, to the rights, if any, of the Corporation under any contract to which such officer is a party.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.5                                 Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to such office.

4.6                                 Chairman of the Board.  The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the bylaws.

4.7                                 Chief Executive Officer.  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board or any Vice-Chairman of the Board, if there be any such officer, the Chief Executive Officer shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation and shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the bylaws.

4.8                                 President.  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, Vice Chairman or the Chief Executive Officer, if there be any such officer, the president shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation.  The President shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.  The President shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a Corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the bylaws.

4.9                                 Vice President.  In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the bylaws.

4.10                           Secretary.  The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may order, a book of minutes of actions taken at all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by the bylaws or by law to be given, and he or she shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the bylaws.

4.11                           Chief Financial Officer.  The Chief Financial Officer of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.  Any surplus, including earned surplus, paid in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.  The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the bylaws.

Section 5

Miscellaneous

5.1                                 Record Date.  The Board of Directors may fix a time (not preceding the date upon which the resolution fixing such date is adopted by the Board of Directors) as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders or adjournment thereof or entitled to give consent to corporate action in writing without a meeting (in which case the record date may not be more than ten (10) days after the date of adoption of the resolutions fixing the record date by the Board of Directors), to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares.  The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed.  When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the certificate of incorporation or bylaws.

5.2                                 Checks, Drafts, Etc.  All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

5.3                                 Certificate for Shares.  Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder.  Any of the signatures on the certificate may be by facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Transfers of stock shall be made only upon the books of the Corporation by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.  The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and these Bylaws and the General Corporation Law of the State of Delaware, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation.  The Board of Directors may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both.

The Corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.  The Board of Directors may require such owner to satisfy other reasonable requirements as it deems appropriate under the circumstances.

5.4                                 Construction and Definitions.  Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Delaware General Corporation Law shall govern the construction of these bylaws.  Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation or other legal entity as well as a natural person.

Section 6

Indemnification of Directors, Officers, Employees and Other Agents

6.1                                 Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such indemnitee in connection therewith; provided, however, that except as provided in Section 6.3 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

6.2                                 Right to Advancement of Expenses.  The right to indemnification conferred in Section 6.1 shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 6.2 or otherwise.

6.3                                 Right of Indemnitee to Bring Suit.  If a claim under Section 6.1 or Section 6.2 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right of an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 6 or otherwise shall be on the Corporation.

6.4                                 Non-Exclusivity of Rights.  The right to indemnification and the advancement of expenses conferred in this Section 6 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

6.5                                 Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

6.6                                 Indemnification of Employees and Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 6 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

6.7                                 Contract Rights.  The rights to indemnification and to the advancement of expenses conferred in Section 6.1 and Section 6.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 7

Amendments

7.1                                 Power of Stockholders.  New bylaws may be adopted or these bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written assent of stockholders entitled to vote such shares, except as otherwise provided by law or by the certificate of incorporation.

7.2                                 Power of Directors.  Subject to the right of stockholders as provided in Section 7.1 to adopt, amend or repeal bylaws, any bylaw, other than a bylaw or amendment thereof changing the authorized number of directors, may be adopted, amended or repealed by the Board of Directors.